AMENDMENT NO. 1 TO
                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                 ASD GROUP, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                         14-1483460
         ----------------------                             -------------------
        (State of Incorporation                              (I.R.S. Employer
           or organization)                                 Identification No.)

           1 Industry Street
        Poughkeepsie, New York                                     12603
---------------------------------------                         ----------
(Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
          -------------------                    ------------------------------

     Common Stock, $.01 par value                  The Pacific Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                   Reference is made to the description of the Registrant's Common Stock in the sections entitled "Dividend Policy" and "Description of Securities" contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-7731) filed with the Securities and Exchange Commission on July 8, 1996.

Item 2.           EXHIBITS.
                  --------
                      3.1     Certificate of Incorporation(1)

                      3.2     Bylaws(1)

                      4.1     Specimen Certificate of Common Stock(1)

  ---------------
 (1) Incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-7731) filed with the Securities and Exchange Commission July 8, 1996.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  April 7, 1997                            ASD GROUP, INC.


                                                 By:/S/ GARY D. HORNE
                                                    ----------------------------
                                                           Gary D. Horne
                                                        Chairman of the Board
                                                     and Chief Executive Officer



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